UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                SCHEDULE 14A
         Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]      Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential - For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                            PRESTIGE JEWELRY, INC.
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               (Name of Registrant as Specified in its Charter)


                                REGISTRANT
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

   (1) Title of each class of securities to which transaction applies:
   ----------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:
   ----------------------------------------------------------------------------
   (3) Per  unit  price or other underlying value of  transaction computed  pursuant to Exchange Act Rule 0-11 (Set  forth  the amount  on  which the filing fee is calculated and state  how it was determined):
   ----------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:
   ----------------------------------------------------------------------------
   (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
   ----------------------------------------------------------------------------
   (2) Form, Schedule or Registration Statement No.:
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   (3) Filing Party:
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   (4) Date Filed:
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

                      PRESTIGE JEWELRY, INC.
------------------------------------------------------------------
                 NOTICE OF MEETING OF STOCKHOLDERS

Dear Stockholders:

     We cordially invite you to attend our Stockholders Meeting to be held on Monday, December 31, 2001 at 10:00 a.m. (registration will begin at approximately 9:00 a.m.), at The Holiday Inn St. Louis-Westport, 1973 Craigshire Road, St. Louis, Missouri 63146. At the meeting we will:

     1.Confirm the appointment of two additional directors to serve until the 2002 Annual Meeting of Shareholders;

     2.Effectuate a reverse split of the Company's common stock;

     3.Approve the issuance of shares pursuant to stock purchase agreements entered into on November 13, 2001; and

     4.To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     Whether or not you plan to attend, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon, and complete, sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy card because your shares are registered in different names and addresses, please return each of them to ensure that all your shares are voted. If you hold your shares of PJWL in street name and decide to attend the Meeting and vote your shares in person, please notify your broker to obtain a ballot so that you may vote your shares. If you are a holder of record of PJWL shares and submit the enclosed proxy card and then vote by ballot, your proxy vote will be revoked automatically and only your vote will be counted. The prompt return of your proxy card will assist us in preparing for the Meeting.

     Stockholders who owned PJWL stock at the close of business on Tuesday, December 11, 2001 may attend and vote at the meeting. Stockholders are reminded that shares cannot be voted unless the signed proxy card is returned or other arrangements are made to have the shares represented at the meeting.

     We look forward to seeing you at the meeting.

                              Sincerely,

                              /s/Joseph Dzierwa
                                 President and CEO


St. Louis, Missouri
December 11, 2001

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

                      PRESTIGE JEWELRY, INC.
                    11469 Olive Boulevard, #262
                     St. Louis, Missouri 63141

------------------------------------------------------------------

                          PROXY STATEMENT

                        General Information

     This Proxy Statement is furnished to stockholders of Prestige Jewelry, Inc., a Nevada corporation, in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form for use in voting at the Meeting of Stockholders of the Company to be held on December 31, 2001 at 10:00 a.m. (registration will begin at approximately 9:00 a.m.), at The Holiday Inn St. Louis-Westport, 1973 Craigshire Road, St. Louis, Missouri 63146, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Meeting.

                      Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of the Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                Solicitation and Voting Procedures

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

     The close of business on December 11, 2001 has been fixed as the record date for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Meeting.

     As of the close of business on the Record Date, the Company had approximately 5,832,467 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether the stockholders have approved a matter, abstentions have the same effect as negative votes.

           Deadline for Receipt of Stockholder Proposals

     For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefore in writing to the Secretary of the Company. To be timely for the Company's 2002 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than February 1, 2002. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

     Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company not later than February 1, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting.

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
                            PROPOSAL I

                       ELECTION OF DIRECTORS

General

     At the Meeting two additional directors will be elected to serve on the Board of Directors until the next annual meeting of stockholders and until their successor(s) have been duly elected and qualified or until his or her earlier resignation or removal. The Board has selected two nominees. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them in favor of the nominees named below. Holders of shares of Common Stock vote together as a class for the election of directors. If the nominees are unable or decline to serve as directors, the Proxies may be voted for a substitute nominee designated by the current Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable to or will decline to serve as a director.

     The Board recommends that stockholders vote in favor of the election of the following nominees, to serve as directors of PJWL until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Nominees (1)

     The names of the nominees, their ages as of November 27, 2001, and certain other information about them are set forth below:

Name of Nominee   Age   Principal Occupation       Held Since

----------------  ---   --------------------       ----------


 Brad Hoffman     31        Director                March 2001


 Walter Wright    31        Director                September 1999


     Brad Hoffman has over 12 years of business operations and venture capital experience in the information technology, manufacturing and healthcare industries. Mr. Hoffman worked as Investment Director for Dubrow Kavanaugh Capital, LLC, a Newport Beach, California Merchant Banking and Venture Capital firm. Prior to DKC, Mr. Hoffman spent 12 years with Hoffman, Hoffman & Associates in various roles including Manager of Information Systems and finally as Executive Vice President of Operations. In his role as EVP of Operations, Mr. Hoffman worked closely with the company's hospital and physician clients to secure and maintain the integrity of the client's highly sensitive patient treatment and financial data. He also lead the acquisition of several privately held companies and was instrumental in recovering and securitizing over $30 million for his medical portfolio companies. Mr Hoffman is currently employed by Ashford Capital, LLC, a California limited liability company, and he also serves on the board of directors of The Automatic Answer Corporation, Integrated Healthcare and GameColony.com, Inc.

     Walter Wright has over 10 years of experience in frontline sales, sales management and business process management. Mr. Wright is currently employed by Ashford Capital, LLC. Specializing in business system development and maintenance and statistical process control, Mr. Wright oversees the careful management of change within Ashford's portfolio companies. Mr. Wright documents, analyzes and optimizes various business processes and helps companies gain a new perspective on their business processes and improve the speed and accuracy of critical business decisions enhancing productivity and the overall customer/client experience. Mr. Wright has successfully engineered numerous projects for various technology and entertainment companies in Southern California.

Number of Directors

     PJWL's Bylaws authorize the Board to fix the number of directors serving on the Board. Since July of 1999, the number of directors has been fixed at two. Each director holds office until the annual meeting of stockholders following the initial election or appointment of that director and until that director's successor has been duly elected and qualified, or until that director's earlier resignation or removal. Officers are appointed to serve at the discretion of the Board.

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

Committees of the Board of Directors

     PJWL presently has no standing committees of the Board of Directors. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at the Company's principal executive offices. The Company has plans to establish two committees by the end of the first quarter of next year: the Audit Committee and the Compensation Committee.

     The Audit Committee will recommend engagement of the Company's independent auditors and will be primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee's functions will be to establish and apply the Company's compensation policies with respect to its executive officers and other employees. In addition, the Compensation Committee will administer the Company's incentive compensation and benefit plans.

Director Compensation

     Board members are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and of Committees of the Board.

     Each employee of PJWL who is also a director of PJWL does not receive any additional compensation for his service on the Board.

Relationships Among Directors Or Executive Officers

     Joseph Dzierwa and Pamela Dzierwa are married.


                            PROPOSAL II

                        REVERSE STOCK SPLIT

     The Board of Directors has unanimously approved, and recommends for stockholder approval, the effecting of a 1-for-5 (1:5) reverse stock split in the issued and outstanding shares of PJWL common stock.

Reasons for Approving a Reverse Stock Split

     There are various reasons for the proposed Reverse Split, the foremost of which is to increase the price of the Company's traded Common Stock, which the Board believes would foster confidence in the Company and assist it in obtaining financing on more favorable terms than otherwise might be available

     Another projected benefit of the Reverse Split would be a very substantial reduction in the transaction costs associated with trading in the Company's Common Stock. In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of "dealer markup," that is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread")

     Further, the Board of Directors believes that the reduction in the number of common shares outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the securities holders would thus likely enhance the public and institutional perception of the Company's Common Stock and thus increase investor interest. However, no assurance can be given that the market price of the Common Stock will increase in direct proportion to the ratio of the Reverse Split. A failure of the stock's trading price to completely reflect the mathematics of the Reverse Split would result in a reduction in the market value of the Company's securities, but, on the other hand, it is no less likely that the Reverse Split may result in a disproportionately increased value of the market value of the Company's Common Stock.

     There can be no assurance that the total market capitalization of the Common Stock after the proposed Reverse
Stock Split will be equal to the total market capitalization before the proposed Reverse Stock Split or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

Potential Effects of the Reverse Stock Split

     Pursuant to the Reverse Stock Split, each holder of shares of our Common Stock (the "Old Common Stock") immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer share of our Common Stock (the "New Common Stock") after consummation of the Reverse Stock Split. Although the Reverse Stock Split, will not, by itself, impact our assets or properties, the Reverse Stock Split could result in a decrease in the aggregate market value of our equity capital. The Reverse Stock Split will not result in some stockholders owning "odd-lots." All fractional share holdings shall be rounded up to whole numbers. For example, if a shareholder owns 101 shares of Old Common Stock, after a 5 to 1 Reverse Stock Split, that shareholder will now own 21 shares of New Common Stock, not 20.2 shares of New Common Stock.

     All outstanding options, warrants, rights and convertible securities will be appropriately adjusted for the Reverse Stock
Split automatically on the effective date of the Reverse Stock Split. The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in us except for those stockholders who would receive cash in lieu of fractional shares. None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock or securities convertible into Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to one share of the Old Common Stock.

     We are currently authorized to issue a maximum of 50,000,000 shares of Common Stock. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be reduced to a number that will be approximately equal to
(a) the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, divided by (b) the applicable number (which will be up to 18 as determined by the Board) in accordance with the ratio of the
Reverse Stock Split, and (c) increased by the rounding up  of  any fractional shares to whole shares. With the exception of the number of shares issued and outstanding, the rights and preference of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. It is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders or any aspect of our business would materially change as a result of the Reverse Stock Split. Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not the first step in, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act. Additionally, the Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act as we will continue to be subject to the Exchange Act's periodic reporting requirements.

Increase of Shares of Common Stock Available for Future Issuance

     As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares may be used for any proper corporate purpose approved by the Board including, among others, future financing transactions.

Effectiveness of Reverse Stock Split

     The Reverse Stock Split will be effected at a ratio of one-for-five. Commencing on the date of the Reverse Stock Split, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split and each stockholder of record who owns a fewer number of shares of our Common Stock than the Reverse Stock Split ratio shall have his or her fractional shares rounded up to equal one whole share of New Common Stock. As soon as practicable after the filing date, stockholders will be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock. We intend to use Pacific Stock Transfer Company as our exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

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

                           PROPOSAL III

                     STOCK PURCHASE AGREEMENTS

     PJWL has entered into stock purchase agreements on November 13, 2001, with Ashford Capital, LLC, a California limited liability company, and BET Capital, a California corporation, whereby each entity will receive 15,000,000 shares of our common stock, par value $0.001, respectively. These transactions were conducted in accordance with an exemption from the registration provisions of Section 5 of the Securities Act of 1933, as amended, provided under Regulation D, Rule 506. At the closing, we received $10,000 in cash and will receive the balance upon the receipt of the shares and approval by our shareholders.

     The Board of Directors recommends stockholder approval.


                           OTHER MATTERS

     We do not know of any other matters to be submitted to the stockholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                 SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows how much PJWL Common Stock is owned as of November 27, 2001 by each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group. As of November 27, 2001, we are not aware of any other stockholders owning 5% or more of PJWL's Common Stock.

          Name              Number of Shares       Percent of
                                 Owned         Outstanding Shares
         -------           ------------------  ------------------

    Joseph M. Dzierwa          2,000,000             34.29%

    Pamela J. Dzierwa          2,000,000             34.29%


                      EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

     The following table reports the compensation paid or accrued during the last three fiscal years for the most highly paid PJWL executive officers. The officers of PJWL have agreed to defer compensation until the Company has generated positive cash flows.

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

                    Summary Compensation Table


            AnnualCompensation                Long-Term Compensation
            ------------------        -----------------------------------------
Name and                        Other   Restricted  Securities   LTIP    All
Principal   Year  Salary Bonus  Annual    Stock     Underlying  Payouts  Other
Position           ($)    ($)   Compen-   Awards     Options            Compen-
                                sation                                  sation
                                  ($)      ($)         (#)      ($)      ($)


Joseph M.   2001    0      0       0        0           0        0        0
Dzierwa

Pamela J.   2001    0      0       0        0           0        0        0


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PJWL's officers, directors and persons who are the beneficial owners of more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by Commission regulations to furnish PJWL with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to PJWL and certain written representations that no other reports were required, PJWL believes that, during the period from inception to December 31, 2000, all officers, directors and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) requirements.


           DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     If you want us to consider including a proposal in our Proxy Statement for our 2002 Annual Meeting of Stockholders you must deliver a copy of your proposal to PJWL's Secretary at our principal executive offices at 11469 Olive Blvd., #262, St. Louis, MO 63141 no later than February 1, 2002.

     If you intend to present a proposal at PJWL's 2002 Annual Meeting, but you do not intend to have it included in our 2002 Proxy Statement, you must deliver a copy of your proposal to PJWL's Secretary at our principal executive offices listed above no later than February 1, 2002 and no earlier than January 1, 2002. If the date of PJWL's 2002 Annual Meeting of Stockholders is more than 30 calendar days before or after the date of our 2001 Annual Meeting, your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the day we publicly announce the date of the 2002 Annual Meeting. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
Dated: December 11, 2001

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

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                      PRESTIGE JEWELRY, INC.
                    11469 Olive Boulevard, #262
                     St. Louis, Missouri 63141

------------------------------------------------------------------

     The undersigned stockholder of Prestige Jewelry, Inc., hereby acknowledges receipt of the Notice of Meeting of Stockholders and Proxy Statement, each dated November 27, 2001, and hereby appoints Joseph M. Dzierwa and Pamela J. Dzierwa or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at PJWL's Meeting of Stockholders to be held on Monday, December 31, 2001, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on the following matters. The meeting will begin at 10:00 a.m. (registration will begin at 9:00 a.m.) at The Holiday Inn St. Louis-Westport, 1973 Craigshire Road, St. Louis, Missouri 63146.

     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the election of directors and as said proxies deem advisable on such other matters as may come before the meeting.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3.

1.   ELECTION OF BOARD OF DIRECTORS:

          Name           For       Against    Abstain
       ----------     ---------   ---------  ---------

    Brad Hoffman        [   ]       [   ]      [   ]

    Walter Wright       [   ]       [   ]      [   ]

2.   REVERSE STOCK SPLIT:

       For       Against    Abstain
    ---------   ---------  ---------

      [   ]       [   ]      [   ]


3.   STOCK PURCHASE AGREEMENTS:

       For       Against    Abstain
    ---------   ---------  ---------

      [   ]       [   ]      [   ]


(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.  [   ]

--------------------- ---------------------  ---------------------
(Signature)           (Print Name)           (Date)

--------------------- ---------------------  ---------------------
(Signature)           (Print Name)           (Date)


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